Exhibit 26(c)(14):  Amendment No. 3 to the Intercompany Agreement between Directed Services LLC and
ReliaStar Life Insurance Company

AMENDMENT NO. 3 TO THE INTERCOMPANY AGREEMENT

This Amendment No. 3, effective as of May 01, 2015, amends the Intercompany Agreement, dated as of December 22, 2010, as amended (the “Agreement”), by and between Voya Investment Management LLC (“VIM”) and ReliaStar Life Insurance Company (“RLIC”).

WITNESSETH

            WHEREAS, VIM conducts an asset management business through various companies that provides investment advice to and perform administrative services for certain U.S. registered investment companies (“Funds”), including Voya Investments, LLC (“VIL”), an investment adviser and/or administrator or sub-administrator for the Funds; and

            WHEREAS, RLIC is an insurance company which offers a variety of insurance products, including variable annuities; Funds advised and/or  administered or sub-administered by VIL are made available through sub-accounts to purchasers of these insurance products; and

WHEREAS, VIM, pays and/or causes its subsidiaries to pay, to RLIC the amounts derived from applying the annual rates listed in Schedule A against the average net assets invested in the funds by RLIC and by RLIC non-insurance customers during the prior calendar month; and

WHEREAS, Schedule A is reviewed at least once each calendar quarter and may be modified at any time by mutual written consent; and

WHEREAS, the parties desire to clarify the Agreement by replacing Schedule A;

            NOW, THEREFORE, the parties agree as follows:

1.                  Schedule A to the Agreement is deleted in its entirety and is replaced with the attached Amended Schedule A.

2.                  Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement.

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3.                  The Amendment may be executed in several counterparts, each of which shall be an original, but all of which together will constitute one and the same instrument.

4.                  In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed as of the day and year first above written.

VOYA INVESTMENT MANAGEMENT      RELIASTAR LIFE INSURANCE

LLC                                                                   COMPANY

By: /s/ Michael Bell                                              By: /s/ Lisa Gilarde

Name: Michael Bell                                            Name: Lisa Gilarde

Title: CFO                                                           Title: Vice President

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Amended Schedule A

This Schedule is effective as of May 1, 2015.

As described in Section 1 RLIC shall be paid at the rates set forth immediately below.  In the case of funds of funds, except as otherwise indicated below, payments will not apply to the shares of the fund of funds held directly but will instead apply to shares of underlying funds held indirectly through the fund of funds at the rates specified for those underlying funds calculated in the same manner as if the underlying funds were held directly.

Payments listed in Schedule A shall not be made for assets contained in the following retirement plans:
• Voya Insurance and Annuity Company "Equifund" Retirement Plan
• Voya Financial Savings Plan & ESOP
• The 401(k) Plan for Voya Retirement Insurance and Annuity Company Agents
• Voya Investment Management LLC 401(k) Profit Sharing Plan

Fund Type	Fund	Rate
VIM Equity/Balanced	Voya Russell™ Small Cap Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya Russell™ Large Cap Value Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya Russell™ Mid Cap Growth Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya Russell™ Mid Cap Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya Australia Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya Balanced Portfolio	X.XXX%
Fund of Funds	Voya Capital Allocation Fund	X.XXX%
VIM Equity/Balanced	Voya Corporate Leaders 100 Fund	X.XXX%
VIM Equity/Balanced	Voya Corporate Leaders Trust Fund Series B	X.XXX%
VIM Fixed	Voya Diversified Emerging Markets Debt Fund	X.XXX%
Fund of Funds	Voya Diversified International Fund	X.XXX%
Pooled Inv Vehicle	Voya Emerging Markets Corporate Debt Fund	X.XXX%
3rd Party SA	Voya Emerging Markets Equity Dividend Fund	X.XXX%
Pooled Inv Vehicle	Voya Emerging Markets Hard Currency Debt Fund	X.XXX%
VIM Equity/Balanced	Voya Emerging Markets Index Portfolio	X.XXX%
Pooled Inv Vehicle	Voya Emerging Markets Local Currency Debt Fund	X.XXX%
VIM Equity/Balanced	Voya Euro STOXX 50 Index Portfolio	X.XXX%
VIM Fixed	Voya Floating Rate Fund	X.XXX%
VIM Equity/Balanced	Voya FTSE 100 Index Portfolio	X.XXX%
VIM Fixed	Voya Global Bond Fund	X.XXX%
VIM Fixed	Voya Global Bond Portfolio	X.XXX%
3rd Party SA	Voya Global Equity Dividend Fund	X.XXX%
VIM Equity/Balanced	Voya Global Natural Resources Fund	X.XXX%
Fund of Funds	Voya Global Perspectives Fund	X.XXX%
Fund of Funds	Voya Global Perspectives Portfolio	X.XXX%
3rd Party SA	Voya Global Real Estate Fund	X.XXX%
Fund of Funds	Voya Global Target Payment Fund	X.XXX%
VIM Equity/Balanced	Voya Global Value Advantage Portfolio	X.XXX%
VIM Fixed	Voya GNMA Income Fund	X.XXX%
VIM Equity/Balanced	Voya Growth and Income Portfolio	X.XXX%
VIM Equity/Balanced	Voya Growth Opportunities Fund	X.XXX%
VIM Equity/Balanced	Voya Hang Seng Index Portfolio	X.XXX%
VIM Fixed	Voya High Yield Bond Fund	X.XXX%
VIM Fixed	Voya High Yield Portfolio	X.XXX%
VIM Equity/Balanced	Voya Index Plus LargeCap Portfolio	X.XXX%
VIM Equity/Balanced	Voya Index Plus MidCap Portfolio	X.XXX%
VIM Equity/Balanced	Voya Index Plus SmallCap Portfolio	X.XXX%
Fund of Funds	Voya Index Solution Portfolios	X.XXX%
VIM Fixed	Voya Intermediate Bond Fund	X.XXX%
VIM Fixed	Voya Intermediate Bond Portfolio	X.XXX%
3rd Party SA	Voya International Core Fund	X.XXX%
VIM Equity/Balanced	Voya International Index Portfolio	X.XXX%
3rd Party SA	Voya International Real Estate Fund	X.XXX%
VIM Equity/Balanced	Voya International Value Portfolio	X.XXX%
VIM Fixed	Voya Investment Grade Credit Fund	X.XXX%
VIM Equity/Balanced	Voya Japan TOPIX Index® Portfolio	X.XXX%
VIM Equity/Balanced	Voya Large Cap Growth Fund	X.XXX%
VIM Equity/Balanced	Voya Large Cap Growth Portfolio	X.XXX%
VIM Equity/Balanced	Voya Large Cap Value Fund	X.XXX%
VIM Equity/Balanced	Voya Large Cap Value Portfolio	X.XXX%
VIM Fixed	Voya Limited Maturity Bond Portfolio	X.XXX%
VIM Fixed	Voya Liquid Assets Portfolio	X.XXX%
VIM Equity/Balanced	Voya Mid Cap Value Advantage Fund	X.XXX%
VIM Equity/Balanced	Voya MidCap Opportunities Fund	X.XXX%
VIM Equity/Balanced	Voya MidCap Opportunities Portfolio	X.XXX%
VIM Fixed	Voya Money Market Fund	X.XXX%
VIM Fixed	Voya Money Market Portfolio	X.XXX%
3rd Party SA	Voya Multi-Manager Emerging Markets Equity Fund	X.XXX%
3rd Party SA	Voya Multi-Manager International Equity Fund	X.XXX%
3rd Party SA	Voya Multi-Manager International Small Cap Fund	X.XXX%
VIT Portfolios	Voya Multi-Manager Large Cap Core Portfolio	X.XXX%
3rd Party SA	Voya Multi-Manager Mid Cap Value Fund	X.XXX%
3rd Party SA	Voya Real Estate Fund	X.XXX%
Fund of Funds	Voya Retirement Portfolios	X.XXX%
Fund of Funds	Voya Retirement Solution Funds	X.XXX%
VIM Equity/Balanced	Voya Russell™ Large Cap Growth Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya Russell™ Large Cap Index Portfolio	X.XXX%
3rd Party SA	Voya Russia Fund	X.XXX%
Pooled Inv Vehicle	Voya Securitized Credit Fund	X.XXX%
VIM Fixed	Voya Senior Income Fund	X.XXX%
VIM Fixed	Voya Short Term Bond Fund	X.XXX%
VIM Equity/Balanced	Voya Small Company Fund	X.XXX%
VIM Equity/Balanced	Voya Small Company Portfolio	X.XXX%
VIM Equity/Balanced	Voya SmallCap Opportunities Fund	X.XXX%
VIM Equity/Balanced	Voya SmallCap Opportunities Portfolio	X.XXX%
Fund of Funds	Voya Solution Portfolios	X.XXX%
Fund of Funds	Voya Strategic Allocation Portfolios	X.XXX%
VIM Fixed	Voya Strategic Income Fund	X.XXX%
VIM Fixed	Voya U.S. Bond Index Portfolio	X.XXX%
VIM Equity/Balanced	Voya U.S. Stock Index Portfolio	X.XXX%
3rd Party SA	VY® Clarion Global Real Estate Portfolio	X.XXX%
VPI Portfolios	VY® American Century Small-Mid Cap Value Portfolio	X.XXX%
VPI Portfolios	VY® Baron Growth Portfolio	X.XXX%
VIT Portfolios	VY® BlackRock Inflation Protected Bond Portfolio	X.XXX%
VIT Portfolios	VY® Clarion Real Estate Portfolio	X.XXX%
VPI Portfolios	VY® Columbia Contrarian Core Portfolio	X.XXX%
VPI Portfolios	VY® Columbia Small Cap Value II Portfolio	X.XXX%
VIT Portfolios	VY® FMR Diversified Mid Cap Portfolio	X.XXX%
VIT Portfolios	VY® Franklin Income Portfolio	X.XXX%
VIT Portfolios	VY® Franklin Mutual Shares Portfolio	X.XXX%
VPI Portfolios	VY® Invesco Comstock Portfolio	X.XXX%
VPI Portfolios	VY® Invesco Equity and Income Portfolio	X.XXX%
VIT Portfolios	VY® Invesco Growth and Income Portfolio	X.XXX%
VIT Portfolios	VY® JPMorgan Emerging Markets Equity Portfolio	X.XXX%
VPI Portfolios	VY® JPMorgan Mid Cap Value Portfolio	X.XXX%
VIT Portfolios	VY® JPMorgan Small Cap Core Equity Portfolio	X.XXX%
VIT Portfolios	VY® Morgan Stanley Global Franchise Portfolio	X.XXX%
VPI Portfolios	VY® Oppenheimer Global Portfolio	X.XXX%
VPI Portfolios	VY® Pioneer High Yield Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price Capital Appreciation Portfolio	X.XXX%
VPI Portfolios	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price Equity Income Portfolio	X.XXX%
VPI Portfolios	VY® T. Rowe Price Growth Equity Portfolio	X.XXX%
VIT Portfolios	VY® T. Rowe Price International Stock Portfolio	X.XXX%
VPI Portfolios	VY® Templeton Foreign Equity Portfolio	X.XXX%
VIT Portfolios	VY® Templeton Global Growth Portfolio	X.XXX%

For the fund of funds listed above, VIM will pay the amount stated in this Schedule A.  VIM will not pay any amounts on assets in the underlying funds in these fund of funds.  In addition, amounts due to RLIC from VIM for these fund of funds shall be reduced by amounts due to RLIC from Directed Services LLC (DSL) and/or its subsidiaries under the Intercompany Agreement between DSL and RLIC with respect to the underlying funds in these fund of funds.

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